UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): November 8, 2016

Panther Biotechnology Inc.

(Exact Name of Registrant as Specified in its Charter)

______________________________________________________________________________

Nevada	000-55074	33-1221758
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1517 San Jacinto Street, Houston, Texas 77002

(Address of principal executive offices)

888 Prospect Street, Suite 200, La Jolla, CA 92037

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code:         (713) 652-3937

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On November 8, 2016 (the “Closing Date”), Panther Biotechnology, Inc. (“we”, “us” or the “Company”), consummated the transactions contemplated by a Share Exchange Agreement (the “Exchange Agreement”), by and between the Company, Brown Technical Media Corporation (“Brown”) and the shareholders of Brown (the “Exchange”), on the same day. In connection with the closing of the Exchange, we issued 32,000,000 restricted shares of our common stock, to the shareholders of Brown, which included Evan M. Levine, our Chief Executive Officer and director (6,600,000 shares of common stock beneficially owned by Mr. Levine, when including minor children and affiliates, who received shares in the Exchange), Noah I. Davis, our President and Chief Operating Officer (7,175,522 shares of common stock beneficially owned by Mr. Davis), and Steven M. Plumb, our Chief Financial Officer (11,469,785 shares of common stock beneficially owned by Mr. Plumb, when including shares held by his minor children and affiliates, who received shares in the Exchange) in consideration for 100% of the outstanding capital stock of Brown, and Brown became our wholly-owned subsidiary. We refer to the acquisition and the other transactions contemplated by the Exchange Agreement as the “Business Combination.”

Except where the context otherwise requires and for purposes of this Current Report on Form 8-K only:

•	“we,” “us,” “our company,” “our,” “the Company” refer to Panther Biotechnology, Inc.;

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

•	“Securities Act” refers to the Securities Act of 1933, as amended.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking” statements including statements regarding our expectations of our future operations. For this purpose, any statements contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” or “continue” or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include, but are not limited to, economic conditions generally and in the industries in which we may participate and competition within our chosen industry. In light of these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

Item 1.01 Entry into a Material Definitive Agreement.

The information in Item 2.01 below regarding the Exchange Agreement is incorporated in this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 8, 2016 (the “Closing Date”), Panther Biotechnology, Inc. (“we”, “us” or the “Company”), consummated the transactions contemplated by a Share Exchange Agreement (the “Exchange Agreement”), by and between the Company, Brown Technical Media Corporation (“Brown”) and the shareholders of Brown (the “Exchange”), on the same day. In connection with the closing of the Exchange, we issued 32,000,000 restricted shares of our common stock, to the shareholders of Brown, which included Evan M. Levine, our Chief Executive Officer and director (6,600,000 shares of common stock beneficially owned by Mr. Levine, when including minor children and affiliates, who received shares in the Exchange), Noah I. Davis, our President and Chief Operating Officer (7,175,522 shares of common stock beneficially owned by Mr. Davis), and Steven M. Plumb, our Chief Financial Officer (11,469,785 shares of common stock beneficially owned by Mr. Plumb, when including shares held by his minor children and affiliates, who received shares in the Exchange) in consideration for 100% of the outstanding capital stock of Brown, and Brown became our wholly-owned subsidiary.

In November 2015, the Company authorized the payment of $15,000 per month to Mr. Levine, effective January 15, 2016 and $1,000 per month as healthcare reimbursement as compensation for his services as CEO. In February 2014, Brown entered into consulting agreements with Mr. Davis and Mr. Plumb. The agreements were modified on May 1, 2016 such that Mr. Davis, the President and Chief Operating Officer is paid $11,000 per month and Mr. Plumb, the Chief Financial Officer, is paid $4,500 per month. The contracts expire on December 19, 2017. The Brown employment agreements were assumed by the Company as part of the Business Combination.

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We also agreed to provide the pre-closing shareholders of the Company additional shares of common stock, subject to the terms of the Exchange Agreement, in the event that Transferrin Doxorubicin (a) meets the primary endpoint for Phase 2 clinical trials (6 million shares); (b) meets the primary endpoint for Phase 3 clinical trials (8 million shares); and (c) receives FDA Approval/clearance to market (10 million shares), prior to the earlier of January 22, 2020 and the date the assets relating to Transferrin Doxorubicin are sold or divested by us.

The Exchange Agreement requires that the Company raise $250,000 in capital, in the form of the sale of common stock or convertible notes, prior to closing. As of the date of this filing $212,000 has been raised by the Company through the sale of convertible notes and shares (described in greater detail below under Item 3.02). Both the Company and Brown have agreed to waive the capital raise requirement and accept the amount of capital raised as sufficient to close.

The Exchange Agreement includes customary representations, warranties, and indemnification obligations of the parties.

In conjunction with the Share Exchange Agreement, on November 8, 2016, Noah I. Davis was appointed President and Chief Operating Officer of the Company and Steven M. Plumb and Noah I. Davis were appointed to the Board of Directors of the Company.

The foregoing description of the Exchange Agreement is qualified in its entirety by reference to the full text thereof which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company assumed the debts of Brown in connection with the Exchange Agreement, which debts and liabilities are described in greater detail below under Item 5.06.

Item 3.02 Unregistered Sales of Equity Securities.

As described above under “Item 2.01 Completion of Acquisition or Disposition of Assets”, in connection with the Exchange Agreement, the Company issued 32,000,000 shares of restricted common stock to the owners of Brown, which included Evan M. Levine, our Chief Executive Officer and director (6,000,000 shares of common stock) and Steven M. Plumb, our Chief Financial Officer (11,791,371 shares of common stock).

On August 31, 2016, the Company sold a convertible promissory in the amount of $50,000 to an investor. The note bears interest at 10% per annum and may be converted into the common stock of the Company upon the completion of a capital raise of $500,000 by December 31, 2016 (a “Qualified Raise”). The note may be converted into common stock at 75% of the price of the capital raised in the Qualified Raise. The note is due on December 31, 2016.

On October 14, 2016, the Company sold two convertible promissory notes totaling $37,000 to two investors in a private transaction. The notes bear interest at 10% per annum and may be converted into the common stock of the Company upon the completion of a Qualified Raise. The notes may be converted into common stock at 75% of the price of the capital raised in the Qualified Raise. The notes are due on December 31, 2016.

On October 31, 2016, the Company sold a convertible promissory in the amount of $50,000 to an investor in a private transaction. The note bears interest at 10% per annum and may be converted into the common stock of the Company upon the completion of a Qualified Raise. The note may be converted into common stock at 75% of the price of the capital raised in the Qualified Raise. The note is due on December 31, 2016.

In October 2016, the Company sold 500,000 shares of its restricted common stock to an investor for gross proceeds of $75,000.

On November 7, 2016, the Company agreed to issue 500,000 shares of its restricted common stock to the incoming Vice Chairman of the Board, Richard Corbin.

On November 7, 2016, the Company agreed to issue 75,000 shares of restricted common stock to James Sapirstein, a former director of the Company, for his service as a director.

On November 7, 2016, the Company formed a Scientific Advisory Board (“SAB”) comprised of David Barshis, John Norton, and Heinz-Josef Lenz. The Company agreed to issue 150,000 shares of its restricted common stock to each member of the SAB as compensation for their service on the SAB.

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The Company claims an exemption from registration for such issuances and sales described above pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Securities Act since the foregoing issuances and sales did not involve a public offering, the recipients took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipients were either (a) an “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act. With respect to the transactions described above, no general solicitation was made either by us or by any person acting on our behalf. The transactions were privately negotiated. No underwriters or agents were involved in the foregoing issuance or grant and the Company paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificate(s) evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 5.01 Changes In Control Of Registrant.

As a result of the Business Combination, the owners of Brown prior to the combination, obtained majority voting control over the Company, with Evan M. Levine, our Chief Executive Officer and director (receiving 6,000,000 shares of common stock), Steven M. Plumb, our Chief Financial Officer (11,469,785 shares of common stock), and Noah I. Davis, our newly appointed President, Chief Operating Officer and Director (7,175,522 shares of common stock). The information in Item 2.01 above regarding the Exchange Agreement and the information below under “Item 5.06 - Security Ownership of Certain Beneficial Owners and Management” are incorporated in this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2016, David Barshis, James Sapirstein, Heinz-Josef Lenz and John Norton resigned from the Board of Directors. Such resignations were not in connection with a disagreement with the Company. On the same date, David Barshis, James Sapirstein, Heinz-Josef Lenz were appointed to the Company’s Scientific Advisory Board.

Effective on November 7, 2016, Richard Corbin, Jr., was appointed as Vice Chairman of the Board of Directors.

On November 8, 2016, Steven M. Plumb and Noah I. Davis were appointed to the Board of Directors, Mr. Davis was appointed to the positions of President and Chief Operating Officer and Mr. Plumb was appointed to the positions of Secretary and Treasurer of the Company. In connection with Mr. Davis’ appointment, Evan Levine stepped down as President of the Company.

Mr. Plumb’s and Mr. Davis’ bios are provided below under “Form 10 Disclosure” - “Item 5. Directors and Executive Officers” – “Background of Officer and Directors”.

On November 7, 2016, the vesting of the 180,000 shares of common stock issued to Steven M. Plumb on March 21, 2016, in consideration for services rendered, which were to vest to him over a 36 month period, was accelerated such that all remaining unvested shares vested to him on such date.

On November 7, 2016, the Board of Directors approved the appointments of the following individuals to the various committees of the Board of Directors: Audit Committee - Messrs. Levine and Plumb; Nominating and Governance Committee - Messrs. Levine, Plumb, and Corbin; and Compensation Committee - Messrs. Levine, Plumb, and Corbin.

Section 5.06 Change in Shell Company Status

Prior to the Business Combination, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act). As a result of the Business Combination, we have ceased to be a “shell company.” The information contained in this Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended May 31, 2015, and our subsequent Quarterly Report on Form 10-Q for the quarter ended August 31, 2016, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended, or the Securities Act.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended. Accordingly, we have provided the information that would be included in a Form 10 registration statement, other than information previously filed by us as disclosed above, below.

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FORM 10 DISCLOSURE

Item 1. Business

Company Overview

As described above, on November 8, 2016, the Company consummated the transactions contemplated by the Exchange Agreement, pursuant to which, Brown became a wholly-owned subsidiary of the Company, and the Company’s main operations changed to those of Brown.

Brown is a global provider of technical codes and standards, training materials, and e-Learning solutions.

Brown was incorporated on January 21, 2014. On January 31, 2104, Brown acquired a 51% interest in Brown Book Shop, Inc., a Texas corporation that was formed as Brown Book Shop, a sole-proprietorship, in 1946, and on June 8, 1976 was incorporated in Texas as Brown Book Shop, Inc. Brown operates a bookstore in Houston, Texas, and operates an e-commerce website, www.browntechnical.org, which includes information we do not desire to incorporate by reference into this filing.

On August 6, 2014, Brown formed Pink Professionals, LLC (“Pink”) to develop and market social networking software aimed at female managers and professionals in certain targeted professions, such as Oil and Gas, Finance and Information Technology. At the time of formation, Brown owned 75% of the membership units of Pink. On October 31, 2014, Brown sold the rights to the use of the software in the Oil and Gas industry to the 25% owner of Pink in exchange for cash consideration and the cancelation of such other owner’s membership units. Accordingly, Brown now owns 100% of the equity in Pink.

On October 31, 2016, Brown acquired an additional 48% of Brown Book Shop, Inc. for $50,000 in cash and a note payable in the amount of $184,981. The note is due October 31, 2026, bears interest at 8% per annum, requires monthly payments of principal and interest of $2,244, and a balloon payment of $110,687 after five years. The note is unsecured. As a result of this transaction, Brown now owns 99% of Brown Book Shop, Inc.

Brown provides technical professionals with the information required to more effectively design products and construct and complete engineering projects. Its product offerings include content on millions of engineering and technical standards, codes, specifications, handbooks, reference books, journals, and other scientific and technical documents.

Brown is an independent provider of print and electronic codes and standards used by engineers and tradesmen to ensure that they are following the national and local building and industrial codes as they perform their jobs. Brown sells individual print and electronic versions of individual codes and subscriptions to sets of codes. Brown also sells aids and guides that assist engineers and tradesmen in the performance of their jobs. Brown publishes its own content and resells the content of independent third parties. In September 2016, Brown established an eLearning division that is involved in producing and distributing online training courses aimed at its target market.

Marketing

Brown serves the small to medium sized business market in the United States, although its sales are worldwide. Brown has seventy years of experience in its market. Currently Brown has 25,000 active customers on its website. Since 2014, Brown has devoted considerable resources to building its online presence and expanding its web presence and closing efficiency. Brown offers over 20 customized sites for its customers and utilizes extensive email marketing campaigns with custom landing pages for each campaign. Over 95% of Brown’s sales are derived from its website and corporate customers.

Competition

Brown’s product offerings compete with IHSMarkit, SAI Global, TechStreet, Thomson Reuters, Thomas Publishing, and the standards developing organizations (SDOs), among others.

Competitive advantage

Brown has invested in its user interface which allows small and medium sized business customers to quickly and easily locate the products that meet their needs. Brown bundles its products to allow its customers to rapidly find complementary products. Its product bundles are competitively priced and provide an alternative to expensive online subscription products.

Global delivery. Brown has expanded its customer service and delivery systems to allow it to process orders and ship within 24 hours of the receipt of an order. Brown ships across the United States and around the world.

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Outstanding reputation. Brown has built an outstanding reputation in the codes and standards industry through its fast, reliable, quality and friendly service. Its reputation is well known in the industry among its customers and suppliers.

Complementary product mix. Brown believes that it is one of the largest independent single-source providers of the resources needed to train, license, certify, and perform in a vocational trade. Brown offers codes and standards, training materials, work place guides, online eLearning, testing and certifications to the vocational trades. Brown believes that the breadth of its service and product offerings allows it to better serve the needs of its customers by providing them with single-source solutions to learn a trade, expand their capabilities and more efficiently and effectively perform their trade. Brown believes that the integration of its services into a single platform, together with its global presence and delivery capabilities, allows its customers to leverage its solutions to address their performance improvement needs in a way that improves the speed and efficiency at which critical know-how is disseminated on a firm-wide basis, and enables them to achieve their desired performance improvement goals.

Employees

The Company has 13 full-time employees. The Company utilizes a variety of methods to attract and retain personnel.

Employment agreements

In November 2015, the Company authorized the payment of $15,000 per month to Mr. Levine, effective January 15, 2016, and $1,000 per month as healthcare reimbursement, as compensation for his services as CEO. In February 2014, Brown entered into consulting agreements with Mr. Davis and Mr. Plumb. The agreements were modified on May 1, 2016 such that Mr. Davis, the President and Chief Operating Officer is paid $11,000 per month and Mr. Plumb, the Chief Financial Officer, is paid $4,500 per month. The contracts expire on December 19, 2017. The Brown employment agreements were assumed by the Company as part of the Business Combination.

Content agreements

Brown has entered into numerous agreements to publish books and materials under its Brown Technical imprint and license content for its proprietary eLearning courses. These agreements provide Brown with the exclusive rights to the intellectual property that Brown has licensed.

Available Information

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are available free of charge after we electronically file or furnish it to the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically. We assume no obligation to update or revise forward looking statements in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, unless we are required to do so by law.

Prior Business Combination Operations

See the information contained in Part I, Item 1, “Business”, of the Company’s Annual Report on Form 10-K for the year ended May 31, 2016, filed on September 13, 2016, which is incorporated herein by this reference.

* * * * * *

Hereafter, references in this report to “Brown,” the “Company,” “we” and “our” include Panther Biotechnology, Inc. and Brown and its subsidiaries, except in those circumstances where the context and reference to “Brown” or the “Company” or “Panther” is intended to relate to just the parent company or subsidiary, whether before or after the exchange transaction.

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Risk Factors

The following are some of the factors that we believe could cause our actual results to differ materially from historical results and from the results contemplated by the forward-looking statements contained in this report and other public statements made by us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Most of these risks are generally beyond our control. If any of the risks or uncertainties described below, or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected and the value of our securities may decline in value. In addition to the risk factors below, the Company is still subject to all of the risks described under the heading “Item 1A. Risk Factors”, in its Annual Report on Form 10-K for the year ended May 31, 2016, filed with the Securities and Exchange Commission on September 13, 2016, and incorporated herein by reference.

We have future capital needs and without adequate capital we may be forced to cease or curtail our business operations.

Our growth and continued operations could be impaired by limitations on our access to capital markets. The limited capital we have raised to date may be inadequate for our long-term growth and to support our operations. If financing is available, it may involve issuing securities senior to our common stock. In addition, in the event we do not raise additional capital from conventional sources, such as our existing investors or commercial banks, there is every likelihood that our growth will be restricted and we may be forced to scale back or curtail implementing our business plan. Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

Changing economic conditions in the United States could harm our business, results of operations and financial condition.

Our revenues and profitability are related to general levels of economic activity and employment primarily in the United States. As a result, an economic recession in the United States could harm our business and financial condition. If the economies in which our customers operate are weakened in any future period, these companies may reduce their expenditures on external training, and other products and services supplied by us, which could materially and adversely affect our business, results of operations and financial condition. As we expand our business globally, we may be subject to additional risks associated with economic conditions in the countries into which we enter or in which we expand our operations.

If we cannot successfully implement our business strategy, then our business, financial condition and results of operations could be materially adversely affected.

Our ability to successfully implement our business strategy is subject to a number of risks, many of which are beyond our control, including:

•	rising development costs for eLearning courses,
•	higher technology costs due to the trend toward delivering more educational content in both digital and traditional print formats,
•	rising advances for popular authors and market pressures to maintain competitive retail pricing,
•	a material increase in product returns or in certain production costs,
•	market acceptance of new technology products, including online or computer-based learning,
•	changing demographics and preferences of vocational students and teachers that may affect product offerings and revenues, and
•	consolidation in the eLearning vocational training market.

We may not be able to successfully implement our business strategy and, even if successfully implemented, our strategy may not improve our operating results. In addition, we may decide to alter or discontinue aspects of our business strategy and may adopt alternative or additional strategies due to business or competitive factors or factors not currently expected, such as unforeseen costs and expenses or events beyond our control. If we are unable to successfully implement our business strategy our business, financial condition and results of operations could be adversely affected.

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We have made, and may be required to make in the future, substantial investments in our technology infrastructure. If we do not make such investments or do not effectively make such investments, our business, financial condition and results of operations may be materially adversely affected.

The method of delivering our products is subject to technological change. Over the past several years, we have made significant investments in technology, including spending on computer hardware, software, electronic systems, telecommunications infrastructure and digitization of our content. We expect our investment in technology to continue at significant levels. Additional capital will be necessary in order to make these investments. If we do not make such investments or do not effectively make such investments, our business, financial condition and results of operations may be materially adversely affected. In addition, we cannot predict whether technological innovations will, in the future, make some of our products, particularly those printed in traditional formats, wholly or partially obsolete. If we are unable to identify, develop and successfully integrate technological innovations, or our competitors are able to better integrate technological innovations, we may not be able to effectively compete, and, therefore, we may experience a loss in sales or we may be required to invest additional significant resources to further adapt to the changing competitive environment.

Our intellectual property and proprietary rights may not be adequately protected under current laws which could harm our competitive position and materially adversely affect our business, financial condition and results of operations.

Our success depends, in part, on our proprietary content. Our products are largely comprised of intellectual property content delivered through a variety of media, including textbooks, digital learning solutions and the Internet. We rely on copyright, trademark and other intellectual property laws to establish and protect our proprietary rights in these products. However, our proprietary rights may be challenged, invalidated or circumvented. Our intellectual property rights in the United States, the primary jurisdiction in which we conduct business, are well-established. However, we also conduct business in other countries, such as China and India, where the extent of effective legal protection for intellectual property rights is uncertain, and this uncertainty could affect our current performance and future growth. Moreover, despite copyright and trademark protection, third parties may be able to copy, infringe, illegally distribute, import or resell or otherwise profit from our proprietary rights without our authorization. These unauthorized activities may be more easily facilitated by the Internet. In addition, the lack of Internet-specific legislation relating to intellectual property protection creates an additional challenge for us in protecting our proprietary rights relating to our online business processes and other digital technology rights. The steps taken by us to protect our proprietary information may not be adequate to prevent misappropriation of our content or technology. In addition, our proprietary rights may not be adequately protected because:

•	people may not be deterred from misappropriating our technologies despite the existence of laws or contracts prohibiting such actions,
•	policing unauthorized use of our intellectual property can be difficult, expensive and time-consuming (which may divert our management from implementing our business strategy), and we may be unable to determine the extent of any unauthorized use, and
•	the laws of other countries in which we may market our products may offer little or no effective protection for our proprietary technologies.

We may also be required to initiate expensive and time-consuming litigation to defend our intellectual property or to maintain our intellectual property. If we are not able to adequately protect our intellectual property rights and proprietary rights, our competitive position may be harmed and our business, financial condition and results of operations could be materially adversely affected.

As a result of sales outside of the United States, we face additional risks, which may harm our results of operations.

A portion of our sales are outside of the United States and, as a result, we are subject to foreign business, political and economic risks. Additionally, a portion of our customers are located outside of the United States, which further exposes us to foreign risks.

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Our non-U.S. sales are directly influenced by the political and economic conditions of the region in which they are located. Accordingly, we are subject to risks associated with international sales, including:

•	political, social and economic instability, including wars, terrorism, political unrest, boycotts, curtailment of trade and other business restrictions;
•	compliance with domestic and foreign export and import regulations, and difficulties in obtaining and complying with domestic and foreign export, import and other governmental approvals, permits and licenses;
•	local laws and practices that favor local companies, including business practices that we are prohibited from engaging in by the Foreign Corrupt Practices Act and other anti-corruption laws and regulations;
•	natural disasters, including earthquakes, tsunamis and floods;
•	trade restrictions or higher tariffs;
•	transportation delays;
•	difficulties of managing distributors;
•	less effective protection of intellectual property than is afforded to us in the United States or other developed countries;
•	inadequate local infrastructure; and
•	exposure to local banking, currency control and other financial-related risks.

As a result of having global sales, the sudden disruption of the supply chain and/or the manufacture of our products caused by events outside of our control could impact our results of operations by impairing our ability to timely and efficiently deliver our products. Moreover, the international nature of our business subjects us to risk associated with the fluctuation of the U.S. dollar versus foreign currencies. Decreases in the value of the U.S. dollar versus currencies in jurisdictions where we have large fixed costs or our third-party manufacturers have significant cost will increase the cost of such operations, which could harm our results of operations.

We may face intellectual property infringement claims that could be time-consuming and costly to defend and could result in our loss of significant rights.

Litigation regarding copyrights and other intellectual property rights is extensive in the publishing industry, including claims involving the terms by which photographs and other content are licensed to us for inclusion in our textbooks and other products. We may be subject to such claims in the future. Our third-party suppliers may also become subject to infringement claims, which in turn could negatively impact our business.

Litigation is expensive and time-consuming and could divert management’s attention from our business and could have an adverse effect on our business, financial condition and results of operations. If there is a successful claim of infringement against us, our customers or our third-party intellectual property providers, we may be required to pay substantial damages to the party claiming infringement, stop selling products or using technology that contains the allegedly infringing intellectual property, or enter into royalty or license agreements that may not be available on acceptable terms, if at all. All of these requirements could damage our business. We may have to develop non-infringing technology and our failure in doing so or obtaining licenses to the proprietary rights on a reasonable or timely basis could have an adverse effect on our business, financial condition and results of operations.

We may not be willing or able to maintain the availability of information obtained through licensing arrangements or the terms of our licensing arrangements may change, which may reduce our profit margins or our market share.

We obtain significant information through licensing arrangements with content providers. Some content providers may seek to increase licensing fees for providing their proprietary content to us. In such case, our profit margins may be reduced if we are unable to pass along such price increases to our customers. If we are unable to renegotiate acceptable licensing arrangements with these content providers or find alternative sources of equivalent content, the quality of our content may decline and as a result we may experience a reduction in our market share, and our business, financial condition and results of operations may be materially adversely affected.

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Our business relies on our hosting facilities and electronic delivery systems and any failures or disruptions may adversely affect our ability to serve our customers.

We depend on the capacity, reliability and security of our hosting facilities and electronic delivery systems to provide our online library reference materials and other online products to our customers. Certain events, such as loss of service from third parties, operational failures, sabotage, break-ins, and similar disruptions from unauthorized tampering or hacking, human error, national disasters, power loss, or computer viruses, could cause our electronic delivery systems to operate slowly or interrupt their availability for periods of time. Any back-up systems or facilities we maintain may also experience interruptions and loss of service. We do not have a back-up facility for some of our online products. If disruptions, failures or slowdowns of our facilities, electronic delivery systems, or back-up systems or facilities occur, our ability to distribute our products and services effectively and to serve our customers may be adversely affected and we may experience harm to our reputation and loss of revenues.

A security breach involving our products and services or our customers’ credit, debit card or private data could subject us to material claims and additional costs and could harm our reputation.

Our customers depend on our products and services to collect, secure, store and transmit confidential information. In connection with credit card sales, we transmit and store confidential credit and debit card information. We also have access to, collect or maintain private or confidential information regarding our customers and employees, as well as our business. Third parties may attempt to breach the security of our systems, products and services. Any security breach for which we are, or are perceived to be, responsible, in whole or in part, could subject us to claims that could harm our reputation and result in significant costs to defend, settle or satisfy. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage, could materially harm our operating results. Computer viruses, physical or electronic break-ins and similar disruptions could lead to interruptions and delays in customer processing or a loss of data. We might be required to expend significant financial and other resources to protect against further security breaches or to rectify problems caused by any security breach.

We have and may continue to outsource certain functions to third parties and these arrangements may not be successful, thereby resulting in increased costs, or may materially adversely affect service levels, results of operations and our financial reporting.

We rely on third party providers of outsourced services to provide services on a timely and effective basis. These services include, among others, printing of textbooks, payroll and benefits administration and specific activities related to general accounting, fixed asset and accounts payable functions. We do not ultimately control the performance of our outsourcing partners and the failure of third-party providers of outsourced services to perform as required by contract or to our expectations could result in significant disruptions and costs to our operations, which could materially adversely affect our business, financial condition and results of operations and our ability to report financial information accurately and in a timely manner.

If we do not adequately manage and develop our operational and managerial systems and processes, our ability to manage and grow our business may be harmed.

We need to continue to improve existing, and implement new, operational and managerial systems to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, our new or enhanced systems, could adversely affect our business, financial condition and results of operations.

•	limitations on the repatriation of funds to the United States,
•	challenges in enforcing agreements and collecting receivables under certain foreign legal systems,
•	lack of local acceptance or knowledge of our products and services,
•	lack of recognition of our brands, unavailability of joint venture partners or local companies for acquisition,
•	instability of international economies and governments,
•	changes in legal, regulatory and tax requirements,
•	exposure to varying legal standards, including intellectual property protection laws, in other jurisdictions,
•	general economic and political conditions in the countries in which we operate, and
•	changes in foreign governmental regulations or other governmental actions that would have a direct or indirect adverse impact on our business and market opportunities.

We are also subject to the United States Foreign Corrupt Practices Act which generally prohibits companies and their intermediaries from making payments to foreign officials for the purpose of obtaining or keeping business. While we have procedures designed to ensure our compliance with such laws, these procedures may fail or may not protect us against liability as a result of actions that may be taken in the future by our agents and other intermediaries, including those over whom we may have limited or no control.

Our success will depend, in part, on our ability to anticipate and effectively manage these and other risks associated with our operations outside the United States.

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If we are unable to identify, complete and successfully integrate acquisitions, our ability to grow our business may be limited and our business, financial condition and results of operations may be adversely impacted.

Our acquisition strategy involves a number of risks, including:

•	our ability to find suitable businesses to acquire at affordable valuations or on other acceptable terms,
•	competition for acquisition targets may lead to higher purchase prices or one of our competitors acquiring one of our acquisition targets,
•	prohibition of future acquisitions under United States or foreign antitrust laws,
•	the diversion of management’s attention from existing operations to the integration of acquired companies,
•	our inability to realize expected cost savings and synergies,
•	expenses, delays and difficulties of integrating acquired businesses into our existing business structure, and
•	difficulty in retaining key customers and management personnel.

If we are unable to continue to acquire and efficiently integrate suitable acquisition candidates, our ability to increase revenues and fully implement our business strategy may be adversely impacted, which could adversely affect our business, financial condition and results of operations.

Changes to laws and regulations may have an adverse effect on our business.

Our business and customers’ businesses are subject to United States federal, state and local and international laws and regulations, including laws and regulations relating to intellectual property, libel, privacy, accessibility, product offerings and financial aid eligibility and laws and regulations applicable generally to businesses. New laws and regulations and changes to existing laws and regulations applicable to us and our customers may restrict or require a change to how we and our customers conduct business and could have an adverse effect on our business.

We may not be able to attract or retain key employees.

Our future success depends on the continued services of key employees and our ability to attract and retain new employees with the experience and capabilities necessary to support our needs. The loss of any of the key employees or the failure to attract and retain suitably skilled new employees could adversely affect our business, financial condition and our results of operations.

There are risks associated with our indebtedness.

As of July 31, 2016, we had unsecured term loans with an aggregate principal balance of $726,384 (excluding amortization of discount). We may incur additional indebtedness in the future through offerings of debt securities or through traditional debt agreements. Our outstanding indebtedness and any additional indebtedness we incur may have significant consequences, including, without limitation, any of the following:

•	we will be required to use cash reserves to pay the principal of and interest on our indebtedness;
•	our indebtedness and leverage may increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure;
•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions or for general corporate and other purposes may be limited; and
•	our flexibility in planning for, or reacting to, changes in our business and our industry may be limited.

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Our ability to make payments of principal of and interest on our indebtedness depends upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our consolidated results of operations and financial condition, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required to, among other things:

•	seek additional capital through the sale of equity securities;
•	seek additional financing in the debt markets;
•	refinance or restructure all or a portion of our indebtedness;
•	sell selected assets; or
•	reduce or delay planned capital or operating expenditures.

Such measures might not be sufficient to enable us to service our debt. Our failure to satisfy our obligations under the agreements governing our indebtedness could result in an event of default, which could permit our secured lenders to foreclose on our assets and stock securing such indebtedness. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms or at all.

The price of our common stock is highly volatile and could decline regardless of our operating performance.

The market price of our common stock could fluctuate in response to, among other things:

•	changes in economic and general market conditions;
•	changes in the outlook and financial condition of certain of our significant customers and industries in which we have a concentration of business;
•	changes in financial estimates, treatment of our tax accounting or liabilities or investment recommendations by securities analysts following our business;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	sales of common stock by our directors, officers and significant stockholders;
•	our failure to achieve operating results consistent with projections; and
•	the operating and stock price performance of competitors.

These factors may adversely affect the trading price of our common stock and prevent you from selling your common stock at or above the price at which you purchased it. In addition, in recent periods, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including ours and others in our industry. These changes can occur without regard to the operating performance of the affected companies. As a result, the price of our common stock could fluctuate based upon factors that have little or nothing to do with our company, and these fluctuations could materially reduce our share price.

Our financial results are subject to quarterly fluctuations, which may result in volatility or declines in our stock price.

We experience, and expect to continue to experience, fluctuations in quarterly operating results. Consequently, you should not deem our results for any particular quarter to be necessarily indicative of future results. Factors that may affect quarterly operating results in the future include:

•	the overall level of services and products sold;
•	the volume of publications shipped by our Sandy Training & Marketing segment each quarter, because revenue and cost of publications contracts are recognized in the quarter during which the publications ship;
•	fluctuations in project profitability;
•	the gain or loss of material clients;
•	the timing, structure and magnitude of acquisitions;
•	participant training volume and general levels of outsourcing demand from clients in the industries that we serve;
•	the budget and purchasing cycles of our customers.
•	the commencement or completion of client engagements or services and products in a particular quarter; and
•	the general level of economic activity.

Accordingly, it is difficult for us to forecast our growth and results of operations on a quarterly basis. If we fail to meet expectations of investors or analysts, our stock price may fall rapidly and without notice. Furthermore, the fluctuation of quarterly operating results may render less meaningful period-to-period comparisons of our operating results.

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We may continue making acquisitions as part of our growth strategy, which subjects us to numerous risks that could have a material adverse effect on our business, financial condition and results of operations.

As part of our growth strategy, we may continue to pursue selective acquisitions of businesses that broaden our service and product offerings, deepen our capabilities and allow us to enter attractive new domestic and international markets. Pursuit of acquisitions exposes us to many risks, including that:

•	acquisitions may require significant capital resources and divert management’s attention from our existing business;
•	acquisitions may not provide the benefits anticipated;
•	acquisitions could subject us to contingent or other liabilities, including liabilities arising from events or conduct predating the acquisition of a business that were not known to us at the time of the acquisition;
•	we may incur significantly greater expenditures in integrating an acquired business than had been initially anticipated;
•	acquisitions may create unanticipated tax and accounting problems; and
•	acquisitions may result in a material weakness in our internal controls if we are not able to successfully establish and implement proper controls and procedures for the acquired business.

Our failure to successfully accomplish future acquisitions or to manage and integrate completed or future acquisitions could have a material adverse effect on our business, financial condition or results of operations. We can provide no assurances that we:

•	will identify suitable acquisition candidates;
•	can consummate acquisitions on acceptable terms;
•	can successfully compete for acquisition candidates against larger companies with significantly greater resources;
•	can successfully integrate any acquired business into our operations or successfully manage the operations of any acquired business; or
•	will be able to retain an acquired company’s significant client relationships, goodwill and key personnel or otherwise realize the intended benefits of any acquisition.

In addition, acquisitions might involve our entry into new businesses that might not be as profitable as we expect. We can provide no assurances that our expectations regarding the profitability of future acquisitions will prove to be accurate. Acquisitions might also increase our exposure to the risks inherent in certain markets or industries.

As a result of completed and possible future acquisitions, our past performance is not indicative of future performance, and investors should not base their expectations as to our future performance on our historical results.

Future acquisitions may require that we incur debt or issue dilutive equity.

Future acquisitions may require us to incur additional debt, under our existing credit facility or otherwise, or issue equity, resulting in additional leverage or dilution of ownership.

Difficulties in integrating acquired businesses could result in reduced revenues and income.

We might not be able to integrate successfully any business we have acquired or could acquire in the future. The integration of the businesses could be complex and time consuming and will place a significant strain on our management, administrative services personnel and information systems. This strain could disrupt our business. Furthermore, we could be adversely impacted by liabilities of acquired businesses. We could encounter substantial difficulties, costs and delays involved in integrating common accounting, information and communication systems, operating procedures, internal controls and human resources practices, including incompatibility of business cultures and the loss of key employees and customers. Also, depending on the type of acquisition, a key element of our strategy may include retaining management and key personnel of the acquired business to operate the acquired business for us. Our inability to retain these individuals could materially impair the value of an acquired business. In addition, small businesses acquired by us may have greater difficulty competing for new work as a result of being part of our larger entity. These difficulties could reduce our ability to gain customers or retain existing customers, and could increase operating expenses, resulting in reduced revenues and income and a failure to realize the anticipated benefits of acquisitions.

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Competition could materially and adversely affect our performance.

The training industry is highly fragmented and competitive, with low barriers to entry and no single competitor accounting for a significant market share. Our competitors include divisions of several large publicly traded and privately held companies, vocational and technical training schools, degree-granting colleges and universities, continuing education programs and thousands of small privately held training providers and individuals. Moreover, we expect to face additional competition from new entrants into the training and performance improvement market due, in part, to the evolving nature of the market and the relatively low barriers to entry.

We cannot provide any assurance that we will be able to compete successfully in the industries or markets in which we compete, and the failure to do so could materially and adversely affect our business, results of operations and financial condition.

Failure to keep pace with technology and changing market needs could harm our business.

Our future success will depend upon our ability to adapt to changing client needs, to gain expertise in technological advances rapidly and to respond quickly to evolving industry trends and market needs. We may not be able to expand our operations into all geographic areas into which we seek to expand our services and may not be able to attract and retain qualified personnel to provide our services in all such geographic areas. We may not be successful in adapting to advances in technology or marketing our products in advanced formats. In addition, products delivered in the newer formats might not provide comparable training results. Furthermore, subsequent technological advances might render moot any successful expansion of the methods of delivering our products. If we are unable to develop new means of delivering our products due to capital, personnel, technological or other constraints, our business, results of operations and financial condition could be materially and adversely affected.

We have only a limited ability to protect the intellectual property rights that are important to our success, and we face the risk that our services or products may infringe upon the intellectual property rights of others.

Our future success depends, in part, upon our ability to protect our proprietary methodologies and other intellectual property. Existing laws of some countries in which we provide or license or intend to provide or license our services or products may offer only limited protection of our intellectual property rights. We rely upon a combination of trade secrets, confidentiality policies, non-disclosure and other contractual arrangements and copyright and trademark laws to protect our intellectual property rights. The steps we take in this regard might not be adequate to prevent or deter infringement or other misappropriation of our intellectual property, and we may not be able to detect unauthorized use or take appropriate and timely steps to enforce our intellectual property rights. Protecting our intellectual property rights might also consume significant management time and resources.

Our services and products, or the products of others that we offer to our clients, may infringe on the intellectual property rights of third parties, and we might have infringement claims asserted against us or against our clients. These claims might harm our reputation, result in financial liabilities and prevent us from offering some services or products. We have generally agreed in our contracts to indemnify our clients against expenses or liabilities resulting from claimed infringements of the intellectual property rights of third parties. In some instances, the amount of these indemnities could be greater than the revenues we receive from the client. Any claims or litigation in this area, whether we ultimately win or lose, could be time-consuming and costly, injure our reputation or require us to enter into royalty or licensing arrangements. We might not be able to enter into these royalty or licensing arrangements on acceptable terms. Any limitation on our ability to provide or license a service or product could cause us to lose revenue-generating opportunities and require us to incur additional expenses to develop new or modified solutions for future projects.

Our information technology systems are subject to risks that we cannot control.

Our information technology systems are dependent upon global communications providers, web browsers, telephone systems, and other aspects of the Internet infrastructure that have experienced system failures and electrical outages in the past. Our systems are susceptible to slow access and download times, outages from fire, floods, power loss, telecommunications failures, hacking, and similar events. Our servers are vulnerable to computer viruses, hacking, and similar disruptions from unauthorized tampering with our computer systems. The occurrence of any of these events could disrupt or damage our information technology systems and inhibit our internal operations, our ability to provide services to our customers, and the ability of our customers to access our information technology systems. This could result in our loss of customers, loss of revenue or a reduction in demand for our services.

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A breach of our security measures could harm our business, results of operations and financial condition.

Our databases contain confidential data of our clients and our clients’ customers, employees and vendors, including sensitive personal data. As a result, we are subject to numerous laws and regulations designed to protect this information and various U.S. federal and state laws governing the protection of health or other personally identifiable information. These laws and regulations are increasing in complexity and number, change frequently and sometimes conflict among the various countries in which we operate. A party, including our employees, who is able to circumvent our security measures could misappropriate such confidential information or interrupt our operations. Many of our contracts require us to comply with specific data security requirements. If we are unable to maintain our compliance with these data security requirements or any person, including any of our current or former employees, penetrates our network security or misappropriates sensitive data, we could be subject to significant liabilities to our clients for breaching these data security requirements or other contractual confidentiality provisions. These liabilities might not be subject to a contractual limit of liability or an exclusion of consequential or indirect damages and could be significant. Furthermore, unauthorized disclosure of sensitive or confidential data of our clients or other parties, whether through breach of our computer systems, systems failure or otherwise, could also damage our reputation and cause us to lose existing and potential clients. We may also be subject to civil actions, regulatory enforcement actions, and criminal prosecution for breaches related to such data or need to expend significant capital and other resources to continue to protect against security breaches or to address any problem they may cause. In addition, our liability insurance, which includes cyber insurance, might not be sufficient in type or amount to cover us against claims related to security breaches, cyberattacks and other related breaches.

We have a limited operating history and expect to continue to incur losses for an indeterminable period of time.

We have a limited operating history with our current business plan. Companies in their initial stages of development face substantial business risks and may suffer significant losses. We face challenges and uncertainties in financial planning as a result of the unavailability of historical data and uncertainties regarding the nature, scope and results of our future activities. New companies must develop successful business relationships, establish operating procedures, hire staff, install management information and other systems, establish facilities and obtain licenses, as well as take other measures necessary to conduct their intended business activities. We may not be successful in implementing our business strategies or in completing the development of the infrastructure necessary to conduct our business as planned. As a result of industry factors or factors relating specifically to us, we may have to change our methods of conducting business, which may cause a material adverse effect on our results of operations and financial condition. As a result, we may not be able to achieve or sustain profitability or positive cash flows provided by our operating activities in the future.

We do not presently intend to pay any cash dividends on or repurchase any shares of our common stock.

We do not presently intend to pay any cash dividends on our common stock or to repurchase any shares of our common stock. Any payment of future dividends will be at the discretion of the Board of Directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our Board of Directors deems relevant. Cash dividend payments in the future may only be made out of legally available funds and, if we experience substantial losses, such funds may not be available. Accordingly, you may have to sell some or all of your common stock in order to generate cash flow from your investment, and there is no guarantee that the price of our common stock that will prevail in the market will ever exceed the price paid by you.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

We may attempt to use non-cash consideration to satisfy obligations moving forward. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or convertible securities, convertible into shares of our common stock. Our directors have authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock (either restricted shares in private placements or registered shares), possibly at a discount to market in the future. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

Investors may face significant restrictions on the resale of our common stock due to federal regulations of penny stocks.

Our common stock will be subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended, as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

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Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

In addition, various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Brown

The following discussion should be read in conjunction with the financial statements of Brown and notes thereto included elsewhere in this filing.

Results of Operations of Brown

For the three months ended July 31, 2016 compared to the three months ended July 31, 2015

Revenue

Revenue for the three months ended July 31, 2016 increased $49,511, from $624,288 during the three months ended July 31, 2015, to $673,799 during the three months ended July 31, 2016. The increase was due to an increase in website sales during the period as a result of increased advertising and marketing efforts.

Cost of sales

Cost of sales for the three months ended July 31, 2016 decreased $51,659, from $468,355 during the three months ended July 31, 2015, to $416,696 during the three months ended July 31, 2016.

Gross profit

Gross profit for the three months ended July 31, 2016 increased $101,170, from $155,933 during the three months ended July 31, 2015 to $257,103 during the three months ended July 31, 2016. The increase was due to higher cost of goods sold in the prior year’s period as a result of the write-off of obsolete inventory during that period. Gross margins for the three months ended July 31, 2016 increased from 25% in the three months ended July 31, 2015 to 38% during the three months ended July 31, 2016. In addition, we began obtaining better margins on our products by improving our purchasing operations.

General and administrative expenses

General and administrative expenses for the three months ended July 31, 2016 increased $35,864, from $162,487 during the three months ended July 31, 2015, to $198,351 during the three months ended July 31, 2106. The increase was due to increased advertising costs of $14,344, increased credit card processing fees of $4,837 and increased payroll of $19,185, offset by a decrease in meals and entertainment of $2,809.

Professional fees

Professional fees for the three months ended July 31, 2016 increased $289, from $65,453 during the three months ended July 31, 2015, to $65,742 during the three months ended July 31, 2016. Professional fees consist of software development and management consulting fees. The change is inconsequential.

Other income and expense

Interest expense for the three months ended July 31, 2016 increased $55,588, from $39,505 during the three months ended July 31, 2015, to $95,093 during the three months ended July 31, 2016 due to higher levels of borrowing during the three months ended July 31, 2016.

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Net income or loss

Net loss for the three months ended July 31, 2016 decreased $9,429, from $114,947 during the three months ended July 31, 2015, to $105,518 during the three months ended July 31, 2016 primarily due to improved gross margins.

For the nine months ended July 31, 2016 compared to the nine months ended July 31, 2015

Revenue

Revenue for the nine months ended July 31, 2016 increased $717,569, from $1,515,421 during the nine months ended July 31, 2015, to $2,232,990 during the nine months ended July 31, 2016. The increase was due to an increase in website sales during the period as a result of increased advertising and marketing efforts.

Cost of sales

Cost of sales for the nine months ended July 31, 2016 increased $711,253, from $927,145 during the nine months ended July 31, 2015, to $1,638,398 during the nine months ended July 31, 2016. The increase was due to increased sales as a result of an increase in website sales during the period. Our cost of sales was 61% of sales during the period ending July 31, 2015 and 73% of sales during the period ending July 31, 2016. The cost of sales percentage increased over the prior year due to temporary promotions run in order to boost sales during the nine months ended July 31, 2016, thus increasing cost of sales during that period.

Gross profit

Gross profit for the nine months ended July 31, 2016 increased $6,316, from $588,276 during the nine months ended July 31, 2015 to $594,592 during the nine months ended July 31, 2016. The decrease was due to temporary promotions run in order to boost sales. Gross margins fell from 39% in the nine months ended July 31, 2016 to 27% during the nine months ended July 31, 2015.

General and administrative expenses

General and administrative expenses for the nine months ended July 31, 2016 increased $69,869, from $475,854 during the nine months ended July 31, 2015, to $545,723 during the nine months ended July 31, 2106. The increase was due to increased advertising costs of $40,352, increased credit card processing fees of $18,306 and increased bad debt expense of $10,407.

Professional fees

Professional fees for the nine months ended July 31, 2016 decreased $56,448, from $197,177 during the nine months ended July 31, 2015, to $140,729 during the nine months ended July 31, 2016. Professional fees consist of software development and consulting fees. The decrease was due to a reduction in the use of outside software development firms.

Other income and expense

Interest expense for the nine months ended July 31, 2016 increased $83,376, from $57,341 during the nine months ended July 31, 2015, to $140,717 during the nine months ended July 31, 2016, due to higher levels of borrowing during the nine months ended July 31, 2016. Gain on the sale of intangible property decreased $60,100, from $60,100 during the nine months ended July 31, 2015 to zero during the nine months ended July 31, 2016 due to the one-time gain realized from the sale of intellectual property during the nine months ended July 1, 2015 that was not repeated during the nine months ended July 31, 2016.

Net income or loss

Net loss for the nine months ended July 31, 2016 increased $149,607, from $92,301 during the nine months ended July 31, 2015 to $241,908 during the nine months ended July 31, 2016 primarily due to higher interest costs of $83,376 and the reduction in gain on sale of intangible property of $60,100.

For the year ended October 31, 2015 compared to the period from January 21, 2014 through October 31, 2014

Revenue

Revenue increased $719,131, from $1,418,727 during the period from January 21, 2014 through October 31, 2014 to $2,137,858 during the year ended October 31, 2015. The increase was due to an increase in web site sales during the period, as a result of increased advertising, marketing and sales efforts.

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Cost of sales

Cost of sales increased $624,519, from $792,706 during the period from January 21, 2014 through October 31, 2014 to $1,417,225 during the year ended October 31, 2015. Cost of sales are variable with sales. The increase was due to the increased sales during the period. Our costs as a percentage of sales increased during this period also as a result of temporary sales promotions run during 2016.

Gross profit

Gross profit increased $94,612, from $626,021 during the period from January 21, 2014 through October 31, 2014 to $720,633 during the year ended October 31, 2015. The decrease in gross margins was due to a write off of obsolete inventory during the year ended October 31, 2015. Gross margins fell from 44% in the year ended October 31, 2015 to 34% during the period from January 21, 2014 through October 31, 2014.

General and administrative expenses

General and administrative expenses increased $143,794, from $501,529 during the period from January 21, 2014 through October 31, 2014 to $645,323 during the year ended October 31, 2015. The increase was due to increased advertising costs of $40,352, increased credit card processing fees of $18,306 and increased bad debt expense of $10,407.

Professional fees

Professional fees for the year ended October 31, 2015 decreased $4,046, from $238,073 during the period from January 21, 2014 through October 31, 2014 to $234,027 during the year ended October 31, 2015. Professional fees consist of software development costs and consulting fees. The decrease was due to decreased spending on software development during the year ended October 31, 2015 compared to 2014.

Other income and expense

Interest expense increased $50,895, from $18,343 during the year ended October 31, 2014 to $69,238 during the year ended October 31, 2015 due to higher levels of borrowing during the year ended October 31, 2015. Gain on sale of intangible property increased $60,100, from zero during the period from January 21, 2014 through October 31, 2014 to $60,100 during the year ended October 31, 2015 due to the one-time gain realized during the year ended October 31, 2015.

Net income or loss

Net loss for the year increased $39,366, from $142,228 during the year ended October 31, 2014 to $181,594 during the year ended October 31, 2015 primarily due to higher interest costs of $50,895 and increased general and administrative costs of $143,794, offset by the gain on sale of intangible property of $60,100 and the increase in gross margin of $94,612.

Liquidity and Capital Resources

Brown had total assets of $663,483 as of July 31, 2016, including $553,174 of current assets. Brown had total liabilities of $959,946 as of July 31, 2016, which included $802,660 of current liabilities. Included in current liabilities was $130,612 owed to related parties and $467,257 owed in notes payable, net. The amount owed to related parties consists of costs for the reimbursements for the purchase of inventory that were paid for with the personal credit cards of one of the shareholders. Notes payable are discussed in greater detail in our financial statements, as disclosed in the exhibits to this filing.

Brown has negative working capital of $249,486 as of July 31, 2016 and had net cash used in operations of $186,588 during the nine months ended July 31, 2016.

The Company has funded operations through short term credit card debt and advances against future credit card receipts. During the period from August 1, 2016 through October 31, 2016, the Company raised $212,000 from the private placement of notes and equity sales. We plan to raise additional capital by the end of calendar year 2016 to fund ongoing operations and planned acquisitions. We intend to fund acquisitions primarily through the issuance of our common stock.

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Cash flows

Brown had $186,588 of net cash used in operating activities for the nine months ended July 31, 2016, which mainly included net loss of $241,908 and decrease in accounts payable of $144,979, offset by $85,282 of increase in accrued expenses – related parties.

Brown had $43,466 of net cash used in investing activities for the nine months ended July 31, 2016, which was solely due to the purchase of an investment in an urgent care center located in Houston, Texas.

Brown had $195,803 of net cash provided by financing activities for the nine months ended July 31, 2016, which was mainly due to $1,245,707 of proceeds from notes payable offset by $1,039,229 of repayments of notes payable.

Notes Payable

Brown had the following notes payable outstanding as of July 31, 2016:

Balance as of July 31, 2016
Note payable dated March 31, 2015, bearing interest at 15.9% due July 20, 2017.	$51,306
Note payable dated May 14, 2015, bearing interest at 18%, due October 2016, and guaranteed by the officers of Brown. As of the filing date, the note was repaid in full.	98,480
Notes payable dated May 19, 2015, bearing interest at 33%, due May 19, 2016, and guaranteed by the officers of Brown. Brown refinanced the note payable on November 12, 2015 and again on June 14, 2016 to provide additional funding and extend the maturity date to September 14, 2017. Brown recorded a debt discount of $139,140 at inception and has amortized $59,179 for the nine months ended July 31, 2016. As of July 31, 2016, $79,961 remains unamortized. The effective interest rate is 35.6%.	218,371
Note payable dated October 23, 2014, bearing interest at 10%, due in August 2017, and guaranteed by the officers of Brown. Brown recorded a debt discount of $17,100 at inception and has amortized $2,983 for the nine months ended July 31, 2016. As of July 31, 2016, $14,117 remains unamortized. The effective interest rate is 12.5%.	142,178
Note payable dated March 16, 2015, bearing interest at 9%, due December 31, 2016.	51,000
Total notes payable	561,335
Less: Unamortized debt discount	(94,078)
Notes payable, net	$467,257

On August 31, 2016, the Company sold a convertible promissory in the amount of $50,000 to an investor. The note bears interest at 10% per annum and may be converted into the common stock of the Company upon the completion of a capital raise of $500,000 by December 31, 2016 (a “Qualified Raise”). The note may be converted into common stock at 75% of the price of the capital raised in the Qualified Raise. The note is due on December 31, 2016.

On October 14, 2016, the Company sold two convertible promissory notes totaling $37,000 to two investors in a private transaction. The notes bear interest at 10% per annum and may be converted into the common stock of the Company upon the completion of a Qualified Raise. The notes may be converted into common stock at 75% of the price of the capital raised in the Qualified Raise. The notes are due on December 31, 2016.

On October 31, 2016, the Company sold a convertible promissory in the amount of $50,000 to an investor in a private transaction. The note bears interest at 10% per annum and may be converted into the common stock of the Company upon the completion of a Qualified Raise. The note may be converted into common stock at 75% of the price of the capital raised in the Qualified Raise. The note is due on December 31, 2016.

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Plan of Operations

The Company is currently comprised of two divisions, (1) an online aggregator of eLearning, standards, and codes for professional industries (Brown) and (2) a developer of Transferrin Doxorubicin, a conjugate of Transferrin Glycoproteins and Doxorubicin for the treatment of cancer (Panther). The management team will manage both divisions concurrently with the intent of maximizing overall shareholder value. The Company is considering adding additional divisions in different industries to grow into a global conglomerate as discussed below.

Moving forward the Company intends to grow the Company into one of the leading eLearning companies through both organic growth and strategic acquisitions. Organic growth is expected through efforts of:

•	increasing the online footprint,
•	increasing eLearning offerings,
•	improving efficiencies in staffing, process, inventory management and margins,
•	publishing original content, and
•	private labeling additional content.

Management is currently pursuing acquisitions, strategic partnerships, new dedicated synergistic web site launches, new titles and content, new training opportunities and new online services. Management is also actively seeking a financial partner to continue the development of Transferrin Doxorubicin.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on its financial position, results of operations, or cash flows.

Properties

Our principal administrative office is located at 1517 San Jacinto Street, Houston, Texas 77002. We lease 13,199 square feet under a lease that calls for monthly lease payments of $7,506 per month and expires on September 30, 2019. We sub lease 3,073 square feet to tenants at $4,289 per month.

We also maintain a business address at 888 Prospect Street, Suite 200, La Jolla, California 92037 on a month to month lease at a cost of $200 per month.

The Company does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this filing by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities; (ii) each of our directors; (iii) each of our named executive officers; and (iv) officers and directors as a group. Unless otherwise indicated, the shareholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner (6)	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (2)
DIRECTORS AND EXECUTIVE OFFICERS
Common Stock	Evan M. Levine Chief Executive Officer and Director (3)	6,600,000 Shares	16.30%
	Noah I. Davis President, Chief Operating Officer and Director (4)	7,175,522 Shares	17.70%
	Steven M. Plumb Chief Financial Officer and Director (5)	11,649,785 Shares	28.70%
	Richard Corbin, Director and Vice Chairman of the Board (6)	1,452,112 Shares	3.6%

	Total, all officers and directors as a group (four persons)	26,877,419 Shares	66.3%

5% STOCKHOLDERS
None.

Notes:

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on November 8, 2016.

(2)	Based on 40,564,717 shares of our common stock issued and outstanding as of November 8, 2016.

(3)	Mr. Levine beneficially owns 5,600,001 shares directly, and the following shares indirectly: 999,9999 held in the names of his minor children, which shares he is deemed to beneficially own.

(4)	Mr. Davis beneficially owns 3,912,504 shares directly, and the following shares indirectly: 3,263,018 held in the name of his wife, Hillary Davis. The following shares are owned by other family members of Mr. Davis, and are deemed not to be beneficially owned by Mr. Davis; 1,071,954 shares held in a trust for the benefit of his minor children of which Mr. Davis is not the trustee; 503,926 held in the name of Robert and Rachel Davis, his parents, 5,039 held in the name of his brother, Joseph Davis,50,393 held in the name of his brother, Jacob Davis, 5,039 held in the name of Hannah Weissman, his sister; 37,518 in the name of his sister, Courtney Rosenthal, 37,518 shares in the name of Stephanie Deutsch, the sister of his wife, and 2,894,278 held in the name of the 2009 Noah Davis Family Trust, of which Mr. Davis is not the trustee.

(5)	Mr. Plumb owns 10,041,854 shares directly, and the following shares indirectly: 1,607,931 shares held in the names of his minor children which shares he is deemed to beneficially own.

(6)	Mr. Corbin beneficially owns 444,236 shares directly, and the following shares indirectly: 548,779 shares held in the name of Corbin Capital, LLC of which Mr. Corbin is managing member, 25,764 shares held in the name of Midland IRA Inc FBO Richard Corbin IRA of which Mr. Corbin is the beneficiary, and 433,333 in the name of Corbin Living Trust, of which Mr. Corbin is the trustee, which shares he is deemed to beneficially own.

(7)	The address of each entity or person listed in the table is 1517 San Jacinto Street, Houston, Texas 77002.

21

Changes in Control

The Company is not aware of any pending or contemplated arrangements which may at a subsequent date result in a change of control of the Company.

Equity Compensation Plans

We have no equity compensation program, including no stock option plan.

Warrants and Options

We have outstanding warrants to purchase 32,000 shares of our common stock at an exercise price of $6.00 per share outstanding. The warrants were issued on August 28, 2015 and expire on August 28, 2020.

Directors and Executive Officers

The current directors and officers of the Company are set forth below. The directors hold office for their respective term and until their successors are duly elected and qualified. Vacancies in the existing Board of Directors are filled by a majority vote of the remaining directors. The officers serve at the will of our Board of Directors.

Name	Position Held with the Company	Age	Date First Elected or Appointed
Richard Corbin, Jr.	Director and Vice Chairman of the Board	38	January 12, 2015
Noah I. Davis	President, Chief Operating Officer and Director	34	November 8, 2016
Steven M. Plumb, CPA	Chief Financial Officer, Secretary, Treasurer and Director	57	March 16, 2016
Evan M. Levine	Chairman of the Board and Chief Executive Officer	51	February 4, 2015

Background of Officer and Directors

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Richard Corbin – Director

Mr. Corbin is a co-founder of Panther Biotechnology, Inc. and has over 16 years of investment analysis and operational experience with early stage companies. From September 2014 to the present, Mr. Corbin has served as the Chief Financial Officer and co-founder of Level Funded Health Partners, an institutionally backed national health insurance agency focused on bringing innovative healthcare cost solutions to small businesses. From August 2013 to August 2014, Mr. Corbin was the CFO for ForeverCar, a venture-backed start-up focused on improving and bringing transparency to the vehicle service contract industry. From April 2008 to January 2012, Mr. Corbin performed financial analysis on capital raises with early state private and public companies while at Daybreak Special Situations Fund. In addition, Mr. Corbin manages Corbin Capital LLC, a fund focused on early stage and seed round investments. Mr. Corbin holds a BBA from Mendoza College of Business at the University of Notre Dame and an MBA from DePaul’s Kellstadt Graduate School for Business.

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Evan M. Levine – Chairman of the Board, and Chief Executive Officer

Mr. Levine has served as a Director and our President and Chief Executive Officer since February 2015. Mr. Levine also became the Chairman of the Board on June 1, 2015. Mr. Levine has over two decades plus of in-depth expertise in strategic ventures, executive supervision, asset management and the institutional investment business. He is also the Founder and Managing Partner of Mark Capital LLC, a family office focused on microcap restructuring investment and management. Prior to joining the Company, from February 2013 until February 2015, Mr. Levine served as the Chairman of the Board and Chief Executive Officer of Valley Forge Composite Technologies, an entity in the aerospace and securities industries, where he architected and implemented a sophisticated bankruptcy restructuring and reorganization while managing multifarious complex litigation actions designed to return value to the decimated stakeholders. Prior thereto, as Founder and Managing Partner of Mark Capital LLC, Mr. Levine has executed and orchestrated multiple corporate restructurings and changes in management. From 2002 until 2008, Mr. Levine served in multiple roles including Chief Operating Officer, President, Chief Executive Officer, and Vice Chairman at Adventrx Pharmaceuticals, a publicly traded biotech company focused on oncology and antiviral drug development.

Steven M. Plumb – Chief Financial Officer

Steven M. Plumb has over 25 years of experience in accounting, operations, finance and marketing. Mr. Plumb has served as our Chief Financial Officer since March 2016. From March 2001 to the present, Mr. Plumb has served as the President of Clear Financial Solutions, Inc., an accounting and consulting firm based in Houston, Texas, which he founded. During his tenure as President of Clear Financial Solutions, Inc., Mr. Plumb served as the CFO for a number of public and private companies, including Bering Exploration, Inc., Hyperdynamics Corp., Panther Biotechnology, Inc., Complexa, Inc. and HoustonPharma, Inc. From June 2002 to December 2004, Mr. Plumb was the Chief Financial Officer of ADVENTRX Pharmaceuticals Inc. He also held various roles with the “Big 4” accounting firms and was the Chief Financial Officer for DePelchin Children’s Center, a Houston-based nonprofit organization that offers mental health, foster care and adoption services in Texas. Mr. Plumb earned his Bachelor’s Degree in Business Administration in Accounting from the University of Texas at Austin in 1981. Mr. Plumb is a Certified Public Accountant.

Noah I. Davis – President and Chief Operating Officer

Noah I. Davis is an experienced internet and real estate executive. From January 2014 to the present, he has served as the President and Chief Executive Officer of Brown Technical Media Corp. From July 2013 to January 2014, Mr. Davis served as the contract general manager of Brown Book Shop, Inc. In January 2014, Mr. Davis was part of the investor group that purchased Brown Book Shop. From August 2011 to July 2013, he has been involved in several restructuring and turnaround projects in the healthcare and transportation industries. From July 2008 to September 2012, he successfully created, built and sold, Remington Moving and Storage, an online web based moving and storage application. From April 2008 to January 2013, he was a member of senior management of Caltex Capital which structured other investments in various businesses and was installed as CFO and CEO in various industries. Mr. Davis is proficient in financial analysis, deal syndication, business development, project management and traditional and internet based marketing. Mr. Davis graduated from Yeshiva University with a degree in Accounting and Finance in 2004.

Employment Agreements and Stock Option Plans

In November 2015, the Company authorized the payment of $15,000 per month to Mr. Levine, effective January 15, 2016, and $1,000 per month as healthcare reimbursement, as compensation for his services as CEO. In February 2014, Brown entered into consulting agreements with Mr. Davis and Mr. Plumb. The agreements were modified on May 1, 2016 such that Mr. Davis, the President and Chief Operating Officer is paid $11,000 per month and Mr. Plumb, the Chief Financial Officer, is paid $4,500 per month. The contracts expire on December 19, 2017. The Brown employment agreements were assumed by the Company as part of the Business Combination.

We currently do not have any stock option plans outstanding in favor of any employee or director.

Director Qualifications

The Board of Directors believes that each of our directors is highly qualified to serve as a member of the Board of Directors. Each of the directors has contributed to the mix of skills, core competencies and qualifications of the Board of Directors. When evaluating candidates for election to the Board of Directors, the Board of Directors seeks candidates with certain qualities that it believes are important, including integrity, an objective perspective, good judgment, and leadership skills. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions.

23

Term of Office

Our directors are appointed for a one-year term to hold office until their respective successors are duly elected and qualified. Our officers are appointed by our Board of Directors and hold office until they resign or are removed from office by the Board of Directors.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations.

Board Leadership Structure

Our Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. Our current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer (“CEO”), Mr. Levine. The Board of Directors believes that this leadership structure is the most effective and efficient for the Company at this time. Mr. Levine possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company, and is thus best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most critical matters. Combining the Chairman of the Board and CEO roles promotes decisive leadership, fosters clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our stockholders, particularly during periods of turbulent economic and industry conditions.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities. The Board of Directors exercises direct oversight of strategic risks to the Company, including reviewing and assessing the Company’s processes to manage business and financial risk and financial reporting risk; reviewing the Company’s policies for risk assessment and assessing steps management has taken to control significant risks; overseeing risks relating to compensation programs and policies; recommending the slate of director nominees for election at the annual stockholder meetings; reviewing, evaluating and recommending changes to the Company’s corporate governance guidelines; and establishing the process for conducting the review of the Chief Executive Officer’s performance.

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Other Directorships

No directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

24

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to, among other persons, members of our Board of Directors, our company’s officers including our president, chief executive officer and chief financial officer, employees, consultants and advisors. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
2.	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;
3.	compliance with applicable governmental laws, rules and regulations;
4.	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and
5.	accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our Company’s senior officers commit to timely, accurate and consistent disclosure of information; that they maintain confidential information; and that they act with honesty and integrity.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly senior officers, have a responsibility for maintaining financial integrity within our Company, consistent with generally accepted accounting principles, and federal and state securities laws. Any senior officer, who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to our Company. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our Company policy to retaliate against any individual who reports in good faith the violation or potential violation of our Company’s Code of Business Conduct and Ethics by another.

We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to: Panther Biotechnology, Inc., 1517 San Jacinto Street, Houston, Texas 77002.

Stockholder Communications with the Board

Our stockholders and other interested parties may communicate with members of the Board of Directors by submitting such communications in writing to our Secretary, Steven M. Plumb, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular board member or members, the communication will be forwarded to a board member to bring to the attention of the Board of the Directors.

25

Nomination Process

Our Board of Directors does not have a policy with regards to the consideration of any director candidates recommended by our shareholders. Our Board of Directors has determined that it is in the best position to evaluate our Company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our Board of Directors. If shareholders wish to recommend candidates directly to our board, they may do so by sending communications to the President of our Company at the address on the cover of this current report.

Board and Committee Meetings

The Board held 7 formal meetings during the year ended May 31, 2016. As our Company develops a more comprehensive Board of Directors, all proceedings will be conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and our Bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held. On February 2, 2015, the Board of Directors created the Audit Committee, the Nominating and Governance Committee and the Compensation Committee. The members of each committee are as follows: Audit Committee consists of Messrs. Levine and Plumb; the Nominating and Governance Committee consists of Messrs. Levine, Plumb, and Corbin; and, the Compensation Committee consists of Messrs. Levine, Plumb, and Corbin. Each committee is to create their own charter, which have not been completed nor approved by the date hereof.

Audit Committee and Audit Committee Financial Expert

Our Board of Directors has determined that it does not have a member of the audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Our Audit Committee is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome, at this time, and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review by us of Forms 3 and 4 relating to fiscal years 2015 and 2014 as furnished to us under Rule 16a-3(d) under the Securities Act, and Forms 5 and amendments thereto furnished to us with respect to fiscal year 2015, we believe that during the fiscal years ended May 31, 2016 and 2015, we determined that no director, executive officer, or beneficial owner of more than 10% of our Class A common stock failed to file a report on a timely basis during 2015, except for: (i) Steven M. Plumb failed to report one transaction, (ii) Evan Levine failed to report one transaction; (iii) Phillip Ruben failed to report one transaction, (iv) Richard Corbin failed to report three transactions; (v) Irwin Zalcberg failed to report one transaction; (vi) John Norton failed to report one transaction; (vii) David Barshis failed to report one transaction; (viii) Hienz-Josef Lenz failed to report one transaction; and (ix) James Sapirstein failed to report one transaction. We expect these reporting individuals to make these filings shortly after the filing of this report.

Executive Compensation

See the information contained in Part III, Item 11, “Executive Compensation”, of the Company’s Annual Report on Form 10-K for the year ended May 31, 2016, filed with the Securities and Exchange Commission on September 13, 2016, which information is incorporated herein by this reference.

26

Certain Relationships and Related Transactions, and Director Independence

Related Party Transactions

None of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past two fiscal years, or in any proposed transaction, which has materially affected or will affect the Company, except as described in Item 2.01, Evan M. Levine, our Chief Executive Officer and director (6,000,000 shares of common stock) and Steven M. Plumb, our Chief Financial Officer (11,791,371 shares of common stock), were issued shares of common stock in connection with the closing of the transactions contemplated by the Exchange Agreement and except as otherwise disclosed in “Recent Sales of Unregistered Securities”.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•	Disclosing such transactions in reports where required;
•	Disclosing in any and all filings with the SEC, where required;
•	Obtaining disinterested directors consent when deemed necessary; and
•	Obtaining shareholder consent where required.

Director Independence

The OTCPink market on which shares of the Company’s common stock is quoted does not have any director independence requirements.

Legal Proceedings

From time to time, the Company is party to various legal proceedings that arise in the ordinary course of its business, which include commercial, intellectual property, employment, tort and other litigation matters. Currently, the Company is party to one legal proceeding relating to a dispute with a former employee. The Company believes that it will prevail in this matter and does not believe that there is a reasonable possibility that any material loss will be recognized for this proceeding and matter. However, the ultimate resolution of the proceeding and matter is inherently unpredictable.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is quoted on the pink sheets market operated by OTC Markets Group (OTCPink) under the symbol “PBYA”.

The following table sets forth the approximate high and low bid prices for our common stock as reported by the OTCPink for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Period	High	Low

June 1, 2015 through August 31, 2015	$6.39	$4.64
September 1, 2015 through November 30, 2015	5.85	1.40
December 1, 2015 through February 28, 2016	1.70	0.99
March 1, 2016 through May 31, 2016	1.57	0.48
June 1, 2016 through August 31, 2016	0.24	0.99
September 1, 2016 through November 8, 2016	0.35	0.80

June 1, 2014 through August 31, 2014	$24.00	$7.00
September 1, 2014 through November 30, 2014	31.00	3.25
December 1, 2014 through February 28, 2015	4.35	2.01
March 1, 2015 through May 31, 2015	8.15	3.46

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Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.	our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Equity Compensation Plans

We have no equity compensation program, including no stock option plan, and none are planned for the foreseeable future.

Recent Sales of Unregistered Securities

During July and August 2013, we sold 1,025,000 shares at $0.02 per share for total proceeds of $20,500 under an S-1 Registration Statement filed on May 21, 2013. On August 15, 2013, the Company closed its offering and has not sold any additional shares under the prospectus included in the registration statement.

On July 6, 2015, the Company issued 50,000 shares of its common stock to Faulk Pharmaceuticals, Inc. in accordance with a license agreement. The fair market value of the stock on the date of grant was $274,000.

On July 6, 2015, the Company issued 25,437 shares of its common stock to the University of Rochester in accordance with a license agreement. The fair market value of the stock, $200,000, on the date of grant, was accrued in stock payable on May 31, 2015.

On September 3, 2015, the Company closed a Stock Purchase Agreement with a private non-affiliated investor to sell 33,000 shares of the Company’s common stock, at a price of $5.00 per share. The investor paid $125,000 of the purchase price at closing, giving rise to a stock subscription receivable of $40,000. During the year ended May 31, 2016, the subscription receivable was collected. The investor also received a common stock purchase warrant for the right to purchase 33,000 shares at a purchase price of $6.00 per share. The fair market value of the warrant was $171,600 on the date of grant. The warrant expires on August 27, 2020.

On September 12, 2015, Irwin Zalcberg, a shareholder of the Company transferred 674,622 shares of his own on the Company’s behalf for the settlement of $3,231,217 of stock payable recorded as of May 31, 2015. Of these shares, 488,340 were related to services and 186,282 were for the Company’s license purchase from Northwestern University.

In May 2016, the Company sold 833,333 shares of its common stock to Richard Corbin, a member of the board of directors, at $0.15 per share for gross proceeds of $125,000.

In May 2016, a convertible note holder submitted a notice of conversion of $29,250 in principal. The Company issued 250,000 shares of its common stock to the note holder in conjunction with the conversion notice.

During the year ended May 31, 2016, the Company issued:

•	320,511 common shares for the settlement of $1,186,881 of stock payable recorded as of May 31, 2015 for share-based compensation and purchase of intangibles.
•	34,873 common shares to related parties for services. The fair value of the stock on grant date was $184,734, and was recorded as share-based compensation.
•	1,644,873 common shares for services. The fair value of the stock on grant date was $6,537,913 and was recorded as share-based compensation. This includes share based compensation of $986,880 which was accrued as a stock payable as of May 31, 2015.

In June 2016, the Company entered into stock purchase agreements with four private investors to sell 350,000 shares of its common stock for gross proceeds of $52,500 at a price of $0.15 per share.

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In July 2016, the Company entered into a stock purchase agreement with a Richard Corbin, a member of the board of directors to sell 100,000 shares of its common stock for gross proceeds of $15,000 at a price of $0.15 per share.

On August 31, 2016, the Company sold a convertible promissory in the amount of $50,000 to an investor. The note bears interest at 10% per annum and may be converted into the common stock of the Company upon the completion of a capital raise of $500,000 by December 31, 2016 (a “Qualified Raise”). The note may be converted into common stock at 75% of the price of the capital raised in the Qualified Raise. The note is due on December 31, 2016.

On October 14, 2016, the Company sold two convertible promissory notes totaling $37,000 to two investors in a private transaction. The notes bear interest at 10% per annum and may be converted into the common stock of the Company upon the completion of a Qualified Raise. The notes may be converted into common stock at 75% of the price of the capital raised in the Qualified Raise. The notes are due on December 31, 2016.

On October 31, 2016, the Company sold a convertible promissory in the amount of $50,000 to an investor in a private transaction. The note bears interest at 10% per annum and may be converted into the common stock of the Company upon the completion of a Qualified Raise. The note may be converted into common stock at 75% of the price of the capital raised in the Qualified Raise. The note is due on December 31, 2016.

On October 19, 2016, the Company issued 85,574 shares of its common stock to a consultant in exchange for services rendered.

In October 2016, the Company sold 500,000 shares of its restricted common stock to two investors for gross proceeds of $75,000.

On November 7, 2016, the Company agreed to issue 500,000 shares of its restricted common stock to the incoming Vice Chairman of the Board, Richard Corbin.

On November 7, 2016, the Company formed a Scientific Advisory Board (“SAB”) comprised of David Barshis, John Norton, and Heinz-Josef Lenz. The Company agreed to issue 150,000 shares of its restricted common stock to each member of the SAB as compensation for their service on the SAB.

On November 7, 2016, the Company agreed to issue 75,000 shares of restricted common stock to James Sapirstein, a former director of the Company, for his service as a director.

As described above under “Item 2.01 Completion of Acquisition or Disposition of Assets”, in connection with the Exchange Agreement, the Company issued 32,000,000 shares of restricted common stock to the owners of Brown.

The Company claims an exemption from registration for such issuances described above pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Securities Act since the foregoing issuances and grants did not involve a public offering, the recipients took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipients were either (a) an “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act. With respect to the transactions described above, no general solicitation was made either by us or by any person acting on our behalf. The transactions were privately negotiated. No underwriters or agents were involved in the foregoing issuance or grant and the Company paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificate(s) evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Description of Registrant’s Securities

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). We have 40,564,717 shares of common stock issued and outstanding, held by 57 stockholders of record, and no shares of Preferred Stock issued and outstanding.

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Common Stock

Voting Rights. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Directors are appointed by a plurality of the votes present at any special or annual meeting of stockholders (by proxy or in person), and a majority of the votes present at any special or annual meeting of stockholders (by proxy or in person) shall determine all other matters. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.

Dividend Rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine.

Liquidation. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Other Rights. All of our outstanding shares of common stock are fully paid and non-assessable. The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Additionally, while it is not possible to state the actual effect of the issuance of any additional shares of Preferred Stock on the rights of holders of the common stock until the Board determines the specific rights of the holders of any additional shares of Preferred Stock, such rights may be superior to those associated with our common stock, and may include:

•	Restricting dividends on the common stock;
•	Rights and preferences including dividend and dissolution rights, which are superior to our common stock;
•	Diluting the voting power of the common stock;
•	Impairing the liquidation rights of the common stock; or
•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Anti-Takeover Provisions Under The Nevada Revised Statutes

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statues (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested shareholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its articles of incorporation or bylaws. We have such a provision in our Articles of Incorporation, as amended and Bylaws, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections do not apply to us.

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Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other shareholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We have a provision in our Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do not apply to us.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a Director from office. As such, it may be more difficult for shareholders to remove directors due to the fact the NRS requires greater than majority approval of the shareholders for such removal.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Indemnification of Directors and Officers

We may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the SEC, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Financial Statements and Supplementary Data

The Audited Financial Statements of Brown Technical Media Corporation for year ended October 31, 2015 compared to the period from January 21, 2014 through October 31, 2014; Unaudited and Reviewed Financial Statements of Brown Technical Media Corporation for the three and nine months ended July 31, 2016 and 2015; and Pro Forma Financial Statements, are included herewith as exhibits 99.1, 99.2 and 99.3, respectively, and incorporated by reference herein.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Financial Statements and Exhibits

The Audited Financial Statements of Brown Technical Media Corporation for year ended October 31, 2015 compared to the period from January 21, 2014 through October 31, 2014; Unaudited and Reviewed Financial Statements of Brown Technical Media Corporation for the three and nine months ended July 31, 2016 and 2015; and Pro Forma Financial Statements, are included herewith as exhibits 99.1, 99.2 and 99.3, respectively, and incorporated by reference herein.

The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this section.

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Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Filed herewith as Exhibit 99.1 and incorporated herein by reference are the audited financial statements of Brown for the years’ ended October 31, 2015 and 2014. Also attached are the unaudited and reviewed financial statements of Brown for the three and nine months ended July 31, 2016 and 2015 filed as Exhibit 99.2.

(b) Pro Forma Financial Information

Filed herewith as Exhibit 99.3 and incorporated herein by reference are the unaudited pro forma financial statements of the Company and Brown for the period ended July 31, 2016, which give effect to the Business Combination.

(d) Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit	Filing
2.1	Share Exchange Agreement by and among the Company, Brown Technical Media Corporation and the shareholders of Brown Technical Media Corporation dated November 8, 2016	Filed herewith.
3.1	Articles of Incorporation and Amendments	Filed with the SEC on February 6, 2013, as part of our Registration Statement on Form S-1
3.2	Amendment to Articles of Incorporation	Filed with the SEC on June 12, 2014, as part of our Current Report on Form 8- K filed on the same date
3.3	Bylaws	Filed with the SEC on February 6, 2013, as part of our Registration Statement on Form S-1
10.1	Form of Stock Subscription Agreement	Filed herewith.
10.2	Form of Convertible Note Payable	Filed herewith.
10.3	Employment agreement of Plumb dated April 8, 2013	Filed herewith.
10.4	Employment agreement of Davis dated February 1, 2014	Filed herewith.
10.5	Amendment No. 1 to employment agreement of Plumb dated July 9, 2013	Filed herewith.
10.6	Amendment No. 2 to employment agreement of Plumb dated February 1, 2014	Filed herewith.
10.7	Amendment No. 3 to employment agreement of Plumb dated May 1, 2016	Filed herewith.
10.8	Amendment No. 1 to employment agreement of Davis dated May 1, 2016	Filed herewith.
10.9	Consulting agreement with Levine dated September 30, 2016	Filed herewith.
10.10	Form of Note Payable issued in conjunction with the purchase of Brown Book Shop, Inc.	Filed herewith.
14.1	Code of Ethics	Incorporated by reference and previously filed as an exhibit with the Company’s Form 10-K for the year ended May 31, 2013, filed on August 29, 2013.
21.1	Subsidiaries	Filed herewith.
99.1	Audited Financial Statements of Brown Technical Media Corporation	Filed herewith.
99.2	Unaudited and Reviewed Financial Statements of Brown Technical Media Corporation for the three and nine months ended July 31, 2016 and 2015	Filed herewith.
99.3	Pro Forma Financial Statements	Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Panther Biotechnology Inc.

Date: November 14, 2016	By: /s/ Evan M. Levine
Evan M. Levine, Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibit	Filing
2.1	Share Exchange Agreement by and among the Company, Brown Technical Media Corporation and the shareholders of Brown Technical Media Corporation dated November 8, 2016	Filed herewith.
3.1	Articles of Incorporation and Amendments	Filed with the SEC on February 6, 2013, as part of our Registration Statement on Form S-1
3.2	Amendment to Articles of Incorporation	Filed with the SEC on June 12, 2014, as part of our Current Report on Form 8- K filed on the same date
3.3	Bylaws	Filed with the SEC on February 6, 2013, as part of our Registration Statement on Form S-1

10.1	Form of Stock Subscription Agreement	Filed herewith.
10.2	Form of Convertible Note Payable	Filed herewith.
10.3	Employment agreement of Plumb dated April 8, 2013	Filed herewith.
10.4	Employment agreement of Davis dated February 1, 2014	Filed herewith.
10.5	Amendment No. 1 to employment agreement of Plumb dated July 9, 2013	Filed herewith.
10.6	Amendment No. 2 to employment agreement of Plumb dated February 1, 2014	Filed herewith.
10.7	Amendment No. 3 to employment agreement of Plumb dated May 1, 2016	Filed herewith.
10.8	Amendment No. 1 to employment agreement of Davis dated May 1, 2016	Filed herewith.
10.9	Consulting agreement with Levine dated September 30, 2016	Filed herewith.
10.10	Form of Note Payable issued in conjunction with the purchase of Brown Book Shop, Inc.	Filed herewith.
14.1	Code of Ethics	Incorporated by reference and previously filed as an exhibit with the Company’s Form 10-K for the year ended May 31, 2013, filed on August 29, 2013.
21.1	Subsidiaries	Filed herewith.
99.1	Audited Financial Statements of Brown Technical Media Corporation	Filed herewith.
99.2	Unaudited and Reviewed Financial Statements of Brown Technical Media Corporation for the three and nine months ended July 31, 2016 and 2015	Filed herewith.
99.3	Pro Forma Financial Statements	Filed herewith.

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